As filed with the Securities and Exchange Commission on August 22, 2005
Registration No. 333-__________

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

JACK IN THE BOX INC.
(Exact name of registrant as specified in its charter)

Delaware	95-2698708

(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

9330 Balboa Avenue, San Diego, CA	92123

(Address of principal executive offices)	(Zip Code)

Jack in the Box Inc. Amended and Restated
2004 Stock Incentive Plan
(Full title of the Plan)

LAWRENCE E. SCHAUF, Esq.
Executive Vice President and Secretary
9330 Balboa Avenue
San Diego, California 92123-1516
(Name and address of agent for service)
(858) 571-2435
(Telephone number, including area code, of agent for service)

Copies to:
CAMERON JAY RAINS, Esq.
DLA Piper Rudnick Gray Cary US LLP
4365 Executive Drive, Suite 1100
San Diego, California 92121-2133
(858) 677-1400

CALCULATION OF REGISTRATION FEE

		Proposed maximum	Proposed maximum
Title of securities	Amount to be	offering price	aggregate offering	Amount of
to be registered	registered(1)	per share (2)	price (2)	registration fee
Common Stock, par value $.01 per share	2,000,000 shares	$36.77	$73,540,000	$8,656

(1)	Pursuant to rule 416, there are also being registered hereunder such indeterminate number of shares of Common Stock as may be issued pursuant to the antidilution provisions of the Plan.

(2)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457 under the Securities Act of 1933, based on the average of the high and low prices of the Company’s Common Stock on the New York Stock Exchange on December 18, 2005.

PART II
INFORMATION REQUIRED IN REGISTRATION STATEMENT
ITEM 3.  STATEMENT OF INCORPORATION BY REFERENCE
     This Registration Statement is being filed for the purpose of registering additional securities of the same class as other securities for which a Registration Statement on Form S-8 has previously been filed and is effective. Accordingly, this Registration Statement on Form S-8 incorporates by reference the contents of the Registration Statement on Form S-8, File No. 333-115619, filed by the Registrant on May 19, 2004 relating to the Jack in the Box Inc. Amended and Restated 2004 Stock Incentive Plan, except for Item 8, Exhibits, which is incorporated herein by reference to the Exhibit Index immediately preceding the exhibits attached hereto.
ITEM 4.  DESCRIPTION OF SECURITIES
     The class of securities to be offered is registered under Section 12 of the Exchange Act.
ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL
     Inapplicable.
ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED
     Inapplicable.
SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Diego, State of California, on the 22nd of August, 2005.

JACK IN THE BOX INC.
By:	/s/ROBERT J. NUGENT
Robert J. Nugent
Chairman of the Board and Chief Executive Officer (Principal Executive Officer)

POWER OF ATTORNEY
     KNOW ALL MEN BY THESE PRESENTS, that each individual whose signature appears below constitutes and appoints Lawrence E. Schauf, Robert J. Nugent and Jerry P. Rebel, and each or any of them, his true and lawful attorneys-in-fact and agents with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ROBERT J. NUGENT Robert J. Nugent	Chairman of the Board and Chief Executive Officer (Principal Executive Officer)	August 22, 2005

/s/LINDA A. LANG Linda A. Lang	President, Chief Operating Officer and Director	August 22, 2005

/s/JERRY P. REBEL Jerry P. Rebel	Senior Vice President and Chief Financial Officer (Principal Financial Officer)	August 22, 2005

/s/MICHAEL E. ALPERT Michael E. Alpert	Director	August 22, 2005

/s/EDWARD W. GIBBONS Edward W. Gibbons	Director	August 22, 2005

/s/ANNE B. GUST Anne B. Gust	Director	August 22, 2005

/s/ALICE B. HAYES Alice B. Hayes	Director	August 22, 2005

/s/MURRAY H. HUTCHISON Murray H. Hutchison	Director	August 22, 2005

/s/MICHAEL W. MURPHY Michael W. Murphy	Director	August 22, 2005

/s/L. ROBERT PAYNE L. Robert Payne	Director	August 22, 2005

/s/DAVID M. TEHLE David M. Tehle	Director	August 22, 2005

EXHIBIT INDEX

Number	Description

4.1	Jack in the Box Inc. Amended and Restated 2004 Stock Incentive Plan(1)

4.2	Restated Certificate of Incorporation, as amended(2)

4.3	Amended and Restated Bylaws(3)

5	Opinion of DLA Piper Rudnick Gray Cary US LLP

23.1	Consent of DLA Piper Rudnick Gray Cary US LLP (included in Exhibit 5)

23.2	Consent of KPMG LLP, Independent Registered Public Accounting Firm

24	Power of Attorney (included on signature page)

(1)	Previously filed and incorporated herein by reference from registrant’s registrant’s Current Report on Form 8-K dated February 24, 2005.

(2)	Previously filed and incorporated herein by reference from registrant’s Annual Report on Form 10-K for the fiscal year ended October 3, 1999.

(3)	Previously filed and incorporated herein by reference from registrant’s Current Report on Form 8-K dated October 7, 2004.

4